Exhibit 21

Subsidiaries of Registrant

Name	State or Country of Incorporation
EXC Holding Corp.	Delaware
Excelsior Medical Corporation	Delaware
Tangent Medical Technologies, Inc.	Delaware
ICU Medical Sales, Inc.	Delaware
ICU Medical de Mexico, S. de R. L. de C.V.	Mexico
ICU Medical Bidco Ltd	United Kingdom
ICU World, Inc.	Delaware
Izoard Sub. Inc.	Delaware
Medex Cardio-Pulmonary, Inc.	Ohio
ICU Medical Bahamas, Ltd	Bahamas
ICU Medical Costa Rica, Ltd	Bahamas
ICU Medical B.V.	Netherlands
ICU Medical Productos Farmacéuticos y Hospitalarios, S.L.	Spain
ICU Medical Nederland B.V.	Netherlands
ICU Medical Belgium NV	Belgium
ICU Medical Europe S.r.l.	Italy
ICU Medical Italia S.r.l.	Italy
Smiths Medical Espana S.L.U	Spain
ICU UK Medical Limited	United Kingdom
Medima s.p. z.o.o.	Poland
ICU Medical Enterprise France SAS	France
ICU Medical Ireland Limited	Ireland
ICU Medical Unlimited Company	Ireland
ICU Medical (Prodotti SM) Italia S.r.l	Italy
ICU Medical Ireland (SM) Limited	Ireland
ICU Medical International Limited	United Kingdom
ICU Medical (SM) Limited	United Kingdom
ICU Medical Group Limited	United Kingdom
Smiths Medical (Hong Kong) Limited	Hong Kong
ICU Medical SA Pty Ltd	South Africa
ICU Medical Australia Holdings Pty Limited	Australia
ICU Medical Aust MLA Pty Limited	Australia
Medical Australia Pty Limited	Australia
ICU Medical Australia Pty Limited	Australia
Medivet Pty Ltd	Australia
ICU Medical Deutschland Holdings GmbH	Germany
ICU Medical Deutschland (SM) Gmbh	Germany
ICU Medical Germany GmbH	Germany
ICU Medical Latam LLC	Delaware
ICU Medical Chile Limitada	Chile
ICU Medical Argentina S.R.L.	Argentina
ICU Medical Colombia Limitada	Colombia
ICU Medical HIS Mexico S. de R.L. de C.V.	Mexico
ICU Medical Peru S.R.L.	Peru
ICU Medical India LLP	India

ICU Medical Canada Inc.	Canada
ICU Medical Hong Kong Limited	Hong Kong
ICU Medical Philippines, Inc.	Philippines
ICU Medical 2020 Limited	United Kingdom
Smiths Medical (Portugal) Unipessoal Limitada	Portugal
ICU Medical Do Brasil Produtos Hospitalares Ltda	Brazil
ICU Medical Schweiz AG	Switzerland
ICU Medical Czech Republic A.S.	Czech Republic
ICU Medical (Shanghai) Co. Ltd	China
ICU Medical Danmark ApS	Denmark
ICU Medical Osterreich Gmbh	Austria
ICU Medical Sverige AB	Sweden
SI Overseas Holdings Limited	United kingdom
ICU Medical Healthcare Manufacturing S.A. de C.V.	Mexico
ICU Medical Japan Limited	Japan
ICU Medical (SM) Pty Ltd	Australia
ICU Medical Singapore Pte Ltd.	Singapore
Smiths Medical India Private Limited	India
ICU Medical (Beijing) Co. Ltd.	China